Exhibit 23.3


            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 25, 2002, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-116714) and related Prospectus of Vertex Interactive, Inc. for the registration of 17,000,000 shares of its common stock.

/s/ Ernst & Young LLP
---------------------

MetroPark, New Jersey
August 2, 2004